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                                                                    Exhibit 21.1


                        Subsidiaries of GNC Corporation


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Subsidiary Name                               Jurisdiction of Incorporation/Organization
---------------                               ------------------------------------------
DFC Thompson Australia PTY Limited                    New South Wales, Australia

General Nutrition Centers, Inc.                       Delaware

General Nutrition Centres Company                     Nova Scotia, Canada

General Nutrition Companies, Inc.                     Delaware

General Nutrition Corporation                         Pennsylvania

General Nutrition Distribution Company                Delaware

General Nutrition Distribution, L.P.                  Pennsylvania

General Nutrition Government Services, Inc.           Delaware

General Nutrition International, Inc.                 Delaware

General Nutrition Investment Company                  Arizona

General Nutrition PTY Limited                         New South Wales, Australia

General Nutrition Sales Corporation                   Arizona

General Nutrition Systems, Inc.                       Delaware

General Nutrition, Incorporated                       Pennsylvania

GN Investment, Inc.                                   Delaware

GNC (Canada) Holding Company                          Delaware

GNC Franchising Canada, LTD.                          New Brunswick, Canada

GNC Franchising, LLC                                  Pennsylvania

GNC Puerto Rico, Inc.                                 Puerto Rico

GNC US Delaware, Inc.                                 Delaware

GNC, Limited                                          Delaware

Informed Nutrition, Inc.                              Florida

Nutra Manufacturing, Inc.                             South Carolina
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